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Exhibit 10.2

AMERICAN FEDERAL SAVINGS BANK
STOCK OPTION PLAN

I.  INTRODUCTION

        1.1    Purposes.    The purposes of the Stock Option Plan (the "Plan") of American Federal Savings Bank (the "Bank") are to align the interests of the Bank's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Bank's growth and success and to advance the interests of the Bank by attracting and retaining officers and other key employees and other persons who are not officers or employees of the Bank for services as directors of the Bank.

        1.2    Certain Definitions.

        "Agreement" shall mean the written agreement evidencing an award hereunder between the Bank and the recipient of such award.

        "Bank" shall mean American Federal Savings Bank and any successor thereto.

        "Board" shall mean the Board of Directors of the Bank.

        "Cause" shall have the meaning set forth in Section 2.3(d).

        "Change in Control" shall have the meaning set forth in Section 4.8(b).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 1.3 of the Plan, if one is appointed.

        "Common Stock" shall mean the common stock of the Bank.

        "Disability" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for the Bank for a continuous period of at least six months, as determined solely by the Committee.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" of the Common Stock of the Bank, if such stock is not traded on an exchange or is not traded in the over the counter market, shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall deem appropriate, including, but not limited to, the last independent appraisal of the fair market value of the Common Stock provided to the Committee, as adjusted, if appropriate to reflect any changes in its fair market value since such independent appraisal or the amount of the most recent purchase and sale between unrelated parties or by whatever other means or method the Committee may deem appropriate. If the Common Stock of the Bank shall be listed on an exchange, fair market value shall be determined from the composite transactions or if such information is not available, the closing sale price on such exchange on the date as of which such value is being determined, or if there was no reported sale on such date, on the next preceding date on which a sale was reported. If the Common Stock of the Bank is not listed on an exchange, but is traded in the over the counter market and quoted on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"), fair market value shall be determined from the NASDAQ quotation on the date as of which such value is being determined.

        "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

        "Incumbent Board" shall have the meaning set forth in Section 4.8(b)(2).

        "Non-Employee Director" shall mean any director of the Bank who is not an officer or employee of the Bank or any Subsidiary.

        "Non-Qualified Stock Option" shall mean a stock option which is not an Incentive Stock Option.

        "Outstanding Bank Common Stock" shall have the meaning set forth in Section 4.8(b)(1).

        "Outstanding Bank Voting Securities" shall have the meaning set forth in Section 4.8(b)(1).

        "Permanent and Total Disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

        "Person" shall have the meaning set forth in Section 4.8(b)(1).

        "Tax Date" shall have the meaning set forth in Section 4.5.

        "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

        1.3    Administration.

          (a)    Procedure. The Plan shall be administered by the Board of Directors of the Company.

            (i)    Subject to subparagraph (ii), the Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

            Members of the Board who are either eligible for Options or have been granted Options may not vote on any matters affecting the administration of the Plan or the grant of any Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

            (ii)    Notwithstanding the foregoing subparagraph (i), if the Company registers any class of any equity security pursuant to regulations of the Office of Thrift Supervision, 12 C.F.R. § 563d.l and Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, the Board of Directors may appoint a Committee consisting of not less than two Non-Employee Directors to administer any grants of options to officers or directors under the Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          (b)    Powers of the Board. Subject to the express provisions of the Plan, the Committee will have the authority to determine all of the terms and conditions of each award. Each award will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. Except with respect to grants to officers of the Bank, the Committee may delegate some or all of its power and authority to administer the Plan to the Chief Executive Officer or other executive officer of the Bank.

          No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Bank in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Bank's Certificate of Incorporation or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

          A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

        1.4    Eligibility.    All employees, including officers of the Bank and its Subsidiaries are eligible to participate in this Plan. Participants in this Plan shall consist of such officers or other employees of the Bank and its Subsidiaries as the Committee in its sole discretion may select from time to time or as may be selected pursuant to delegated authority in accordance with Section 1.3. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors shall only be eligible to participate in this plan in accordance with Article III.

        1.5    Shares Available.    Under the Plan, the number of shares of Common Stock available for grants of incentive stock options under the Plan in any calendar year, beginning with calendar year 1997 is 30,000 shares. The number of shares available under the Plan is subject to adjustment as described in Section 4.7.

II.    STOCK OPTIONS

        2.1    Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee, provided that Non-Employee Directors shall only be eligible for option grants as provided in Article III hereof. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Qualified Stock Option. The Committee shall determine at the time of grant whether an option, or portion thereof, is an Incentive Stock Option or a Non-Qualified Stock Option. Each option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Bank, or any parent or Subsidiary) exceeds the amount (currently $100,000) set forth in the Code, such options shall constitute Non-Qualified Stock Options. The terms of each option granted by the Committee shall be embodied in an Agreement.

        Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Bank (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

          (b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c)    Method of Exercise. An option may be exercised by giving written notice to the Bank specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Bank's satisfaction) either (A) in cash or (B) in cash by a broker-dealer acceptable to the Bank to whom the optionee has submitted an irrevocable notice of exercise. The Committee shall have sole discretion to disapprove of an election pursuant to clause (B) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Bank may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

        2.2    Termination of Employment.

          (a)    Disability. Subject to paragraph (f) below and Section 4.8 and unless otherwise specified in the Agreement relating to an option, as the case may be, if the employment with the Bank of the holder of an option terminates by reason of Disability, each option held by such holder shall be fully exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date set forth in the Agreement relating to such option after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such option.

          (b)    Retirement. Subject to paragraph (f) below and Section 4.8 and unless otherwise specified in the Agreement relating to an option, as the case may be, if the employment with the Bank of the holder of an option terminates by reason of retirement on or after age 55, each option held by such holder shall be fully exercisable and may thereafter be exercised on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date set forth in the Agreement relating to such option after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such option.

          (c)    Death. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, as the case may be, if the employment with the Bank of the holder of an option terminates by reason of death, each option held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earlier to occur of (i) the date set forth in the Agreement relating to such option after the date of death and (ii) the expiration date of the term of such option.

          (d)    Other Termination. If the employment with the Bank of the holder of an option is terminated by the Bank for Cause or is voluntarily terminated by such holder, each option held by such holder shall terminate automatically on the effective date of such holder's termination of employment. "Cause" shall mean any act of dishonesty, commission of a felony, significant activities harmful to the reputation of the Bank or any of its Subsidiaries, refusal to perform or substantial disregard of duties properly assigned or significant violation of any statutory or common law duty of loyalty to the Bank or any of its Subsidiaries.

          Subject to paragraph (f) below and Section 4.8 and unless specified in the Agreement relating to an option, as the case may be, if the employment with the Bank of the holder of an option terminates for any reason other than Disability, retirement on or after age 55, death, Cause or voluntary termination, each option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date set forth in the Agreement relating to such option after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such option.

          (e)    Death Following Termination of Employment. Subject to paragraph (f) below and Section 4.8 and unless otherwise specified in the Agreement relating to an option, as the case may be, if the holder of an option dies during the period of exercisability of such option following termination of employment for any reason other than death, disability or retirement after age 55, Cause or voluntary termination, each option held by such holder shall be exercisable only to the extent that such option, as the case may be, is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earlier to occur of (i) the date set forth in the Agreement relating to such option after the date of death and (ii) the expiration date of the term of such option.

          (f)    Termination of Employment—Incentive Stock Options. Subject to Section 4.8, if the employment with the Bank of a holder of an Incentive Stock Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option held by such holder shall be fully exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such Incentive Stock Option.

          Subject to Section 4.8, if the employment with the Bank of a holder of an Incentive Stock Option terminates by reason of retirement on or after age 55, each Incentive Stock Option held by such holder shall be fully exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or holder's legal representative or similar person) until the earlier to occur of (i) the date which is three months after the effective date of such holder's termination of employment and (ii) the expiration date of the term of the Incentive Stock Option.

          Subject to Section 4.8, if the employment with the Bank of the holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earlier to occur of (i) the date set forth in the Agreement relating to such option after the date of death and (ii) the expiration date of the term of such Incentive Stock Option.

          If the employment with the Bank of the holder of an Incentive Stock Option is terminated by the Bank for Cause or is voluntarily terminated by such holder, each Incentive Stock Option held by such holder shall terminate automatically on the effective date of such holder's termination of employment. If the employment with the Bank of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, retirement on or after age 55, death, Cause or voluntary termination, each Incentive Stock Option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date which is three months after the effective date of such holder's termination of employment and (ii) the expiration date of the term of the Incentive Stock Option.

          If the holder of an Incentive Stock Option dies during the one-year period following termination of employment by reason of Permanent and Total Disability, or if the holder of an Incentive Stock Option dies during the three-month period following termination of employment for any reason other than Permanent and Total Disability, Cause or voluntary termination, each Incentive Stock Option held by such holder shall be exercisable only to the extent such option is exercisable on the date of the holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person until the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such Incentive Stock Option.

III.    NON-EMPLOYEE DIRECTOR OPTIONS

        3.1    Eligibility.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to Each Non-Employee Director in accordance with this Article III.

        3.2    Awards of Non-Qualified Stock Options.

          (a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if a Non-Qualified Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Bank (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code.

          (b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c)    Method of Exercise. An option may be exercised by giving written notice to the Bank specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Bank's satisfaction) either (A) in cash or (B) in cash by a broker-dealer acceptable to the Bank to whom the optionee has submitted an irrevocable notice of exercise. The Committee shall have sole discretion to disapprove of an election pursuant to clause (B) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Bank may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

IV.    GENERAL

        4.1    Effective Date and Term of Plan.    This Plan shall be submitted to the stockholders of the Bank for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 annual meeting of stockholders, shall become effective on April 17, 1997. This Plan shall terminate approximately ten years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

        Awards hereunder may be made at any time on or after the effective date, and prior to the termination, of this Plan, provided that no award may be made later than ten years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Bank, this Plan and any awards hereunder shall be void and of no force or effect.

        4.2    Amendments.    The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available for issuance under this Plan (subject to Section 4.7), (b) reduce the minimum purchase price in the case of an option, (c) effect any change inconsistent with Section 422 of the Code or (d) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        4.3    Agreement.    Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Bank and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Bank, such award shall be effective as of the effective date set forth in the Agreement.

        4.4    Non-Transferability of Stock Options.    No option shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Bank or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such award. Each option may be exercised or settled during the participant's lifetime only by the holder or the holder's guardian, legal representative or similar person. Except as permitted by the second preceding sentence, no option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option such award and all rights thereunder shall immediately become null and void.

        4.5    Tax Withholding.    The Bank shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Bank shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Bank, (B) authorizing the Bank to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Bank to whom the optionee has submitted an irrevocable notice of exercise or (D) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B), (C) or (D) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Bank may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        4.6    Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Bank determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Bank.

        4.7    Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, and the number of Non-Qualified Options to be awarded to Non-Employee Directors pursuant to Article III, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price or base price, other than an increase resulting from rounding. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award-under this Plan, the Bank shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        4.8    Change in Control.

    (a)    (1)    Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under 12 C.F.R. § 563d.1 pursuant to Section 12 of the Exchange Act, (i) all outstanding options shall immediately become exercisable in full, and (ii) there shall be substituted for each share of

    Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without a change in the aggregate purchase price.

            (2)    Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Bank by the holder thereof, and each such award shall immediately be cancelled by the Bank, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or (2) below or within ten days of the approval of the stockholders of the Bank contemplated by Section (b)(3) or (4) below, a cash payment from the Bank in an amount equal to the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Bank in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option. The Bank may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

          (b)    "Change in Control" shall mean:

            (1)    the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Bank (the "Outstanding Bank Common Stock") or (ii) the combined voting power of the then outstanding securities of the Bank entitled to vote generally in the election of directors (the "Outstanding Bank Voting Securities"); provided that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Bank (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Bank, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Bank or any corporation controlled by the Bank or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Bank, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 6.8(b) shall be satisfied; provided further, that for purposes of clause (B), if any Person (other than the Bank or any employee benefit plan (or related trust) sponsored or maintained by the Bank or any corporation controlled by the Bank) shall become the beneficial owner of 20% or more of the Outstanding Bank Common Stock or 20% or more of the Outstanding Bank Voting Securities by reason of an acquisition by the Bank, and such Person shall, after such acquisition by the Bank, become the beneficial owner of any additional shares of the Outstanding Bank Common Stock or any additional Outstanding Bank Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

            (2)    individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of such Board;

    provided that any individual who becomes a director of the Bank subsequent to the date hereof whose election, or nomination for election by the Bank's stockholders, was nominated and approved by the Director Nomination and Compensation Committee of the Board of Directors shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Bank as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board and such person shall not thereafter become a member of the Incumbent Board unless approved by two-thirds of the members of the then Incumbent Board;

            (3)    approval by the stockholders of the Bank of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Bank Common Stock and the Outstanding Bank Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Bank Common Stock and the Outstanding Bank Voting Securities, as the case may be, (ii) no Person (other than the Bank, any employee benefit plan (or related trust) sponsored or maintained by the Bank or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Bank) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Bank Common Stock or the Outstanding Bank Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation; or

            (4)    approval by the stockholders of the Bank of (i) a plan of complete liquidation or dissolution of the Bank or (ii) the sale or other disposition of all or substantially all of the assets of the Bank other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Bank Common Stock and the Outstanding Bank Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Bank Common Stock and the Outstanding Bank Voting Securities, as the case may be, (B) no Person (other than the Bank, an exempt person, any employee benefit plan (or related trust) sponsored or maintained by the Bank or such corporation (or any corporation controlled by the Bank) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Bank Common Stock or the Outstanding Bank Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of Directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

        4.9    No Right of Participation or Employment.    No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Bank, any Subsidiary or any affiliate of the Bank or affect in any manner the right of the Bank, any subsidiary or any affiliate of the Bank to terminate the employment of any person at any time without liability hereunder.

        4.10    Rights as Stockholder.    No person shall have any right as a stockholder of the Bank with respect to any shares of Common Stock or other equity security of the Bank which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

        4.11    Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

        4.12    Approval of Plan.    This Plan and all awards made hereunder shall be null and void if the adoption of this Plan is not approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 annual meeting of stockholders.

        No Options may be granted under this Plan after April 16, 2007.

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AMERICAN FEDERAL SAVINGS BANK STOCK OPTION PLAN